NEWS RELEASE

For Immediate Release:	For Further Information Contact:
July 23, 2015	Media: www.CBI.com
Investors: Christi Thoms-Knox +1 832 513 1200

CB&I Reports 2015 Second Quarter Results
New Awards and Mozambique LNG Enhance Long-term Backlog Outlook

THE WOODLANDS, Texas, July 23, 2015 /PRNewswire/ -- CB&I (NYSE: CBI) today reported the second quarter resulted in strong earnings, improved cash flow and consistent operating performance. Net income for the second quarter was $169.5 million, or $1.55 per diluted share, an increase of 14 percent from adjusted net income for the comparable period in 2014. Revenues were $3.2 billion, including a $240 million negative impact attributable to the translation effect of the strong dollar. Net cash provided by operating activities during the second quarter was $95 million. New awards for the second quarter totaled $2.8 billion, and new awards for the first six months totaled $5.9 billion. Backlog remained fairly constant at nearly $29.4 billion, including an adverse foreign exchange impact of $270 million year to date.
During the quarter, CB&I and its joint venture partners Chiyoda Corporation and Saipem were selected by Anadarko Petroleum Corporation to design and construct process and ancillary infrastructure associated with its LNG development program in Mozambique. CB&I expects to book its share of the initial phase of the project in the fourth quarter.
"We continue to deliver solid performance despite a volatile commodity market and geopolitical issues that create instability in many of the traditional international energy markets," said Philip K. Asherman, CB&I’s President and Chief Executive Officer. "The U.S. remains a great opportunity for us particularly in LNG, petrochemicals and fossil power generation markets. East Africa will be a source of solid backlog for many years as Anadarko and other owners develop these tremendous assets. Additionally, we continue to produce significant profitability from not only our insourcing capabilities but also the diverse portfolio of new opportunities in our facilities maintenance, engineered products, steel plate storage, pipe fabrication, technology licensing and catalyst businesses."
Other significant awards for the second quarter include a combined-cycle gas turbine power project in the U.S., multiple maintenance services awards in North and South America, engineered products in Russia and Mexico, scope increases for our large nuclear projects in the U.S., and a variety of technology and fabrication awards globally.
Earnings Conference Call
CB&I will host a webcast on July 23 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results and answer questions from investors. The webcast will be available on the Investor Relations page of www.cbi.com.
About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world. With 125 years of experience and the expertise of approximately 54,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.

Important Information For Investors And Shareholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2014, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

Revenue	$3,207,113	$3,294,379	$6,332,858	$6,222,511
Cost of revenue	2,823,990	2,913,204	5,579,564	5,539,934
Gross profit	383,123	381,175	753,294	682,577
% of Revenue	11.9%	11.6%	11.9%	11.0%

Selling and administrative expense	85,153	98,031	194,254	217,198
% of Revenue	2.7%	3.0%	3.1%	3.5%

Intangibles amortization	14,942	16,822	30,594	33,056
Equity earnings	(394)	(3,165)	(4,596)	(7,330)
Other operating (income) expense, net	(685)	(261)	2,137	(645)
Integration related costs	—	9,537	—	17,604
Income from operations	284,107	260,211	530,905	422,694
% of Revenue	8.9%	7.9%	8.4%	6.8%

Interest expense	(21,114)	(21,675)	(43,400)	(40,562)
Interest income	2,184	1,477	4,232	3,537
Income before taxes	265,177	240,013	491,737	385,669

Income tax expense	(79,289)	(72,947)	(149,100)	(115,857)
Net income	185,888	167,066	342,637	269,812

Less: Net income attributable to noncontrolling interests	(16,373)	(24,662)	(40,894)	(38,457)
Net income attributable to CB&I	$169,515	$142,404	$301,743	$231,355

Net income attributable to CB&I per share:
Basic	$1.56	$1.32	$2.78	$2.14
Diluted	$1.55	$1.31	$2.76	$2.12

Weighted average shares outstanding:
Basic	108,700	108,096	108,450	107,888
Diluted	109,533	109,110	109,386	109,058

Cash dividends on shares:
Amount	$7,610	$7,567	$15,207	$15,126
Per share	$0.07	$0.07	$0.14	$0.14

Non-GAAP Supplemental Information
(amounts adjusted to exclude integration related costs) (1)

Adjusted income from operations		$269,748		$440,298
Adjusted % of Revenue		8.2%		7.1%

Adjusted net income attributable to CB&I		$148,317		$242,754
Adjusted net income attributable to CB&I per share (diluted)		$1.36		$2.23

(1) The exclusion of integration related costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See "Reconciliation of Non-GAAP Supplemental Information" table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014

		% of		% of		% of		% of
NEW AWARDS (1), (2)		Total		Total		Total		Total
Engineering & Construction	$1,305,951	46%	$2,056,812	49%	$2,515,358	43%	$6,551,649	66%
Fabrication Services	844,715	30%	564,388	13%	1,772,089	30%	1,081,117	11%
Technology	81,087	3%	152,397	4%	158,109	3%	229,843	2%
Capital Services	612,763	21%	1,429,480	34%	1,430,143	24%	2,137,957	21%
Total	$2,844,516		$4,203,077		$5,875,699		$10,000,566

		% of		% of		% of		% of
REVENUE (2)		Total		Total		Total		Total
Engineering & Construction	$1,916,122	60%	$1,939,898	59%	$3,734,708	59%	$3,626,079	58%
Fabrication Services	611,330	19%	694,295	21%	1,249,139	20%	1,366,206	22%
Technology	92,975	3%	102,387	3%	192,336	3%	204,960	3%
Capital Services	586,686	18%	557,799	17%	1,156,675	18%	1,025,266	17%
Total	$3,207,113		$3,294,379		$6,332,858		$6,222,511

INCOME FROM OPERATIONS (2)		% of		% of		% of		% of
		Revenue		Revenue		Revenue		Revenue
Engineering & Construction	$176,467	9.2%	$132,648	6.8%	$312,885	8.4%	$217,284	6.0%
Fabrication Services	55,937	9.2%	78,267	11.3%	108,336	8.7%	125,182	9.2%
Technology	36,741	39.5%	37,242	36.4%	84,765	44.1%	71,911	35.1%
Capital Services	14,962	2.6%	21,591	3.9%	24,919	2.2%	25,921	2.5%
Total operating groups	$284,107	8.9%	$269,748	8.2%	$530,905	8.4%	$440,298	7.1%
Integration related costs	—		(9,537)		—		(17,604)
Total	$284,107	8.9%	$260,211	7.9%	$530,905	8.4%	$422,694	6.8%

(1) New awards represent the value of new project commitments received by the Company during a given period, as well as scope growth on existing commitments.

(2) During the three months ended March 31, 2015, we realigned our reportable segments to reflect the present management oversight of our operations. Our maintenance business that was previously reported within our Engineering & Construction operating group (formerly Engineering, Construction & Maintenance) is now reported within our Capital Services operating group (formerly Environmental Solutions), and our engineered products business that was previously reported within our Technology operating group is now reported within our Fabrication Services operating group. Our segment results for the three and six months ended June 30, 2014 were reclassified to reflect the reportable segment realignment.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2015	2014
ASSETS

Current assets	$4,477,485	$3,530,459
Equity investments	132,480	107,984
Property and equipment, net	741,469	771,651
Goodwill and other intangibles, net	4,694,842	4,751,685
Other non-current assets	240,586	219,252
Total assets	$10,286,862	$9,381,031

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and other borrowings	$727,836	$270,738
Other current liabilities	4,247,719	4,051,492
Long-term debt	1,486,085	1,564,158
Other non-current liabilities	641,832	618,340

Shareholders' equity	3,183,390	2,876,303
Total liabilities and shareholders’ equity	$10,286,862	$9,381,031

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Six Months
	Ended June 30,
	2015	2014
CASH FLOWS

Cash flows from operating activities	$(194,704)	$(374,363)
Cash flows from investing activities	(189,644)	(49,148)
Cash flows from financing activities	422,223	357,283
Effect of exchange rate changes on cash and cash equivalents	(34,110)	20,039
Increase (decrease) in cash and cash equivalents	3,765	(46,189)
Cash and cash equivalents, beginning of the year	351,323	420,502
Cash and cash equivalents, end of the period	$355,088	$374,313

OTHER FINANCIAL DATA

Increase in receivables, net	$(20,291)	$(121,013)
Change in contracts in progress, net	(626,450)	(797,126)
(Increase) decrease in inventory	(6,089)	10,897
(Decrease) increase in accounts payable	(77,798)	95,955
Change in contract capital	$(730,628)	$(811,287)

Depreciation and amortization	$86,699	$89,870
Capital expenditures	$63,717	$58,179

	June 30, 2015	December 31, 2014
Backlog (1)	$29,432,933	$30,363,269

(1) Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2014	2014

Adjusted income from operations

Income from operations	$260,211	$422,694
Integration related costs	9,537	17,604
Adjusted income from operations	$269,748	$440,298
Adjusted % of Revenue	8.2%	7.1%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$142,404	$231,355
Integration related costs, net of tax (1)	5,913	11,399
Adjusted net income attributable to CB&I	$148,317	$242,754

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$1.31	$2.12
Integration related costs, net of tax (1)	0.05	0.11
Adjusted net income attributable to CB&I	$1.36	$2.23

(1) The three and six month periods ended June 30, 2014 include $9,537 and $17,604, respectively, of integration related costs, less the tax impact of $3,624 and $6,205, respectively. The per share amount for the three and six month periods are based upon diluted weighted average shares of 109,110 and 109,058, respectively.

CONTACT: Media, www.cbi.com, Investors, Christi Thoms-Knox, +1 832 513 1200